As filed with the Securities and
Exchange Commission on January 26, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3 REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CVF TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0429335
(I.R.S. Employer Identification No.)

916 Center Street
Lewiston, New York 14092
(716) 754-7883
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Jeffrey I. Dreben, Chairman, President and Chief Executive Officer
916 Center Street
Lewiston, New York 14092
(716) 754-7883
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

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Copy to:

John J. Zak, Esq.
Christine A. Bonaguide, Esq.
Hodgson Russ LLP
One M & T Plaza, Suite 2000
Buffalo, New York 14203

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        Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

        If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____ ______________________.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____ ________________________.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ______

                     CALCULATION OF REGISTRATION FEE

Title of each      Amount to be   Proposed     Proposed        Amount of
class of           registered     maximum      maximum         registration
securities to be                  offering     aggregate       fee
registered                        price per    offering
                                  share(1)     price
Common Stock,      879,584        $1.41        $1,240,213.44   $310.05
$0.001 par value
TOTAL              879,584        $1.41        $1,240,213.44   $310.05
-----------------  -------------- -----------  --------------  ------------
(1)         Estimated pursuant to Rule 457(c) for purposes of calculating the fee.

        Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CVF TECHNOLOGIES CORPORATION

879,584 SHARES OF COMMON STOCK

        The stockholders of CVF Technologies Corporation listed on page 16 of this prospectus are offering 879,584 shares of our common stock. We will receive no proceeds from the sale of these shares.

        Our common stock is listed on The American Stock Exchange under the symbol “CNV”. The closing price of our common stock on January 25, 2001 was $1.31.

INVESTING IN OUR COMMON STOCK IS RISKY. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is January 26, 2001.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............................23

NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................25

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus. You must not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus is not an offer or solicitation with respect to these shares in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus does not mean that there has been no change in our affairs or that the information in this prospectus is correct at any time subsequent to its date.

RISK FACTORS

        An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

        WE INVEST IN EARLY STAGE AND START-UP COMPANIES THAT HAVE LIMITED OPERATING HISTORIES, REQUIRE LONG-TERM INVESTMENT AND MAY NOT GENERATE A RETURN ON OUR INVESTMENT.

        Our business is to acquire significant holdings in early stage and start-up companies, primarily in the technology area, and to assist in their management. These companies are subject to various risks common to early-stage and start-up companies, including lack of a customer base, lack of name recognition and credibility, the need to hire experienced management and the need to develop and refine the plan of operation of the business. A number of these companies’ products have only recently been introduced to the market or have not yet been commercially exploited. Accordingly, several of these companies have limited operating histories upon which investors can base an evaluation of their businesses and prospects.

        Investments of the kind we make involve a long-term commitment. Early-stage companies may require three to five years or longer in order to mature and generate returns to investors. We do not know whether any of our companies will mature and generate returns or permit us to recoup invested capital. Our ability to achieve an acceptable rate of return on any particular investment is subject to a number of risk factors often beyond our control, including increased competition and lack of market share, quality of management, cyclical or uneven financial results, technological obsolescence and regulatory delays. As well, losses on unsuccessful companies are often realized before gains on successful companies are realized. An investment in our common stock is only appropriate for investors able to make a long-term commitment and with the capacity to absorb a loss of some or all of their investment.

        OUR FINANCIAL RESULTS AND THE VALUE OF OUR ASSETS ARE DEPENDENT UPON THE COMPANIES IN WHICH WE INVEST.

        Our profitability and financial results are dependent on the activities and financial results of the companies we invest in. Certain of these companies are consolidated with us for financial reporting purposes and have not yet achieved profitable operations. As a result, we have sustained operating losses, on a consolidated basis, in fiscal years 1996, 1997, 1998 and 1999 and expect to report an operating loss in fiscal year 2000. We do not know whether we will be able to achieve operating profitability on a quarterly or annual basis in the future.

        The value of our common stock is based on the value of the securities of the companies we invest in and therefore the value of our common stock will increase or decrease with the value of these companies. If the companies in which we invest are not successful, our financial results will be materially adversely affected and the value of our assets will decline.

         THE MARKET FOR SECURITIES OF COMPANIES IN WHICH WE INVEST IS THIN OR NON-EXISTENT.

        We have significant positions in the companies in which we have invested. If we were to divest all or part of an interest in a company in which we have invested, we may not receive maximum value for this position. The realizable value of our interests in the companies in which we have invested may ultimately prove to be lower than the carrying value currently reflected in our consolidated financial statements. For those companies in which we have invested that are publicly traded, we may be unable to sell our interest at then-quoted market prices. In addition, registration and other requirements of applicable securities laws may adversely affect our ability to dispose of our interest on a timely basis. The majority of the companies in which we invest are private companies and, as such, our investments are not readily marketable. As such, we may not be able to sell our investment in these companies at an acceptable price or at all.

        THERE ARE SEVERAL TECHNOLOGY-RELATED RISKS WHICH MAY APPLY TO US AND THE COMPANIES IN WHICH WE INVEST.

        The companies in which we have invested and may in the future invest are developing products that will likely require significant additional development, testing and financial support prior to commercialization. We do not know whether such products will be successfully developed, can be capable of being produced in commercial quantities at reasonable costs or can be successfully marketed. The likelihood of our long-term success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the development of new technology and the competitive environments of the technology industry. Summarized below are certain risks generally applicable to companies in the technology industry.

        · The Industries of the Companies in Which We Have Invested Are Subject to Rapid Change. The markets for many of products of the companies in which we have invested are generally characterized by rapid and significant technological advancements, the frequent introduction of new products utilizing new technologies, changes in customer needs and demands and evolving industry standards. The adoption of new technologies or industry standards can render their products obsolete and unmarketable. This presents substantial risks for us because their products typically have lengthy development and sales cycles. These companies also may not be successful in developing and marketing enhancements to their products or in developing new products that respond to technological changes, evolving industry standards or customer requirements. They may also experience difficulties with new products, and their enhancements or new products may not adequately address the requirements of the marketplace or achieve any significant degree of market acceptance.

        · The Companies in Which We Have Invested Operate in Highly Competitive Industries. The markets for the products of the companies in which we have invested are intensely competitive. Many of the current and potential competitors of these companies have longer operating histories and substantially greater financial, technical and marketing resources and name recognition. Current or potential competitors may develop products comparable or superior to those developed by these companies or adapt more quickly than them to new technologies, evolving industry standards, new product introductions or changing customer requirements.

        · The Products of the Companies in Which We Have Currently Invested May Contain Defects Which Could Lead to Product Liability Claims by Third Parties. Many of the products offered by the companies in which we have invested may contain design defects that are difficult to detect and correct. We do not know whether errors will be found in new products after commencement of commercial shipments or, if discovered, whether we will be able to successfully correct such errors in a timely manner or at all. In addition, despite testing, some design defects or errors may only become apparent in the products after they have been shipped, which could result in loss of or delay in market acceptance of these products. Alleviating such errors and failures in these products could require significant expense. Moreover, the reputational harm resulting from product errors and failures would be damaging to their business.

        · The Companies in Which We Have Invested May be Subject to Fluctuations in Operating Results and Their Products Typically Have Lengthy Sales Cycles. Companies in the technology industry typically experience significant fluctuations in quarterly or annual results caused by a number of factors. Products are often sold as part of a complex and time-consuming bid process that is subject to numerous delays and approvals that are beyond control. For these and other reasons, the sales cycles associated with the products of these companies are often lengthy and subject to significant delays. To the extent that implementation of their products is delayed for any reason, the ability of these companies to recognize revenue with respect to any contract may be impaired, which in turn could materially adversely affect their quarterly or annual operating results. Quarterly sales and operating results also depend generally on the volume and timing of orders within the quarter. The tendency of sales in the technology industry to occur late in fiscal quarters and the ability of these companies to fill orders received within the quarter, all of which are difficult to forecast and manage, could have a material adverse effect on their quarterly and annual results. Operating results are also affected by the mix of distribution channels through which products are sold, the mix of products, the mix of international and North American revenues, regulatory changes, foreign currency exchange rates, the timing and level of capital expenditures of customers and general economic conditions. As a result, the magnitude of quarterly fluctuations may not become evident until late in, or after the close of, a particular quarter. The operating expenses of these companies are based in part on expectations as to future revenue levels and to a large extent may be fixed in the short term; therefore, a shortfall in quarterly sales could lead to a quarterly operating loss.

WE MAY NEED ADDITIONAL FINANCING IN ORDER TO CONTINUE OPERATIONS.

        Each of the companies in which we have invested generally requires additional capital to meet its business plans. We intend to actively assist these companies in obtaining additional capital, either from us or others. To meet such capital requirements, we will consider additional public or private financing (including the issuance of additional equity securities). We also require additional capital to invest in new companies. We do not know whether additional funding will be available or, if available, that it will be available on terms acceptable to us. Several of these companies rely on our financial support and without additional financial support from us or other investors, they may cease operations.

        CONVERSION OF OUR SERIES B 6% CONVERTIBLE PREFERRED STOCK WILL HAVE A DILUTIVE IMPACT ON HOLDERS OF OUR COMMON STOCK.

        The conversion of our Series B 6% Convertible Preferred Stock will have a dilutive impact on the percentage of ownership of the current holders of our common stock and the per share value of the common stock. The holder of our Series B Preferred Stock has the right to convert the Series B Preferred Stock into common stock at less than market prices resulting in a dilution of the ownership interests of the current holders of our common stock.

        From and after January 8, 2001, the conversion price of our Series B Preferred Stock is 78% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. If our common stock is delisted from AMEX, the conversion price of our Series B Preferred Stock will be 50% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. Thus, the lower the trading price of shares of our common stock prior to the conversion date, the greater the number of shares of our common stock that can be issued upon conversion of the Series B Preferred Stock, and the greater the dilution caused by this issuance.

        The number of shares of our common stock issued to the holder of our Series B Preferred Stock will be further increased (resulting in greater dilution of the current holders of our common stock) upon exercise of warrants associated with the Series B Preferred Stock or as a result of issuance of our common stock in payment of dividends on our Series B Preferred Stock.

NO MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF SERIES B PREFERRED STOCK.

        There is no minimum trading price that fixes the maximum number of shares of our common stock that can be issued upon the conversion of Series B Preferred Stock. The terms of the Series B Preferred Stock, however, provide certain limited restrictions on the number of shares that may be issued on conversion should the market price for our common stock decline to less than $3.00 per share for a certain number of days.

        THERE IS THE RISK THAT DUE TO THE LIMITATIONS PLACED ON THE CONVERSION OF THE SERIES B PREFERRED STOCK, THE SERIES B PREFERRED STOCKHOLDER’S INVESTMENT MAY NOT BE CONVERTED INTO COMMON STOCK AND WOULD HAVE TO BE REDEEMED IN CASH.

        The total number of shares of common stock (1) issuable upon conversion of the Series B Preferred Stock, (2) as a dividend on the Series B Preferred Stock and (3) upon exercise of the warrant issued in connection with the Series B Preferred Stock cannot exceed 20% of the number of shares of our common stock issued and outstanding on October 8, 1999. In the event the holder of Series B Preferred Stock is unable to convert shares into common stock because these limitations have been reached, we would be required to redeem the Series B Preferred Stock in cash at 125% of the stated value plus any accrued and unpaid dividends. In such case we may not possess or have access to sufficient cash necessary to effect this redemption.

        WE ARE DEPENDENT ON THE ONGOING SERVICES OF CERTAIN OF OUR EXECUTIVES, THE LOSS OF WHOM COULD HAVE A DETRIMENTAL EFFECT ON THE MARKET PRICE OF OUR STOCK.

        Our plan of business development and our day-to-day operations rely heavily on the experience of Jeffrey Dreben, the Chairman of the Board, President and Chief Executive Officer, and Robert Nally, the Chief Operating Officer, Chief Technology Officer, Secretary and Treasurer, neither of whom have signed employment agreements with us. The loss of either of them could adversely affect the success of our operations and strategic plans and, consequently, have a detrimental effect on the market price of our stock. Our success will also depend on our and the ability of the companies in which we have invested to attract and retain highly qualified management and technical personnel. We do not know whether we or those companies will be successful in attracting and retaining qualified personnel as necessary, and the failure to do so could have a material adverse effect on us.

        CERTAIN OF THE COMPANIES IN WHICH WE HAVE CURRENTLY INVESTED ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND REGULATIONS WITH WHICH THEY MUST COMPLY.

        Certain of the operations of the companies in which we have invested are subject to various comprehensive laws and regulations related to protection of the environment. Such laws and regulations, among other things, regulate the nature of treatment that these companies can provide. Because these companies provide their customers with services designed to protect the environment by cleaning and removing materials or substances at their customers’ sites that must be properly handled, recycled or, in some cases, removed for proper disposal, these companies are subject to regulations which impose liability on persons involved in handling, processing or transporting hazardous materials. These requirements may also be imposed as conditions of operating permits or licenses that are subject to renewal, modification or revocation. These laws and regulations have become and are likely to continue to become increasingly stringent. Existing laws and regulations, and new laws and regulations, may require these companies to modify, supplement, replace or curtail their operating methods at costs which may be substantial without any corresponding increase in revenues. In addition, the demand for certain of their environmental services may be adversely affected by the amendment or repeal of federal, state or provincial laws and regulations.

        THERE IS A RISK THAT THE VALUE OF TRADEMARKS AND OTHER PROPRIETARY RIGHTS OWNED BY THE COMPANIES IN WHICH WE HAVE INVESTED COULD BE DIMINISHED BY IMPROPER USE BY OTHERS.

        We believe our success and competitive position depend significantly upon the proprietary technology owned by the companies in which we have invested. These companies generally rely on a combination of patent, trademark and trade secret laws and non-disclosure agreements and other contractual provisions to establish, maintain and protect their proprietary rights, all of which afford only limited protection. Certain of them have patents and registered trademarks and pending patent and trademark applications which cover certain aspects of their technology and business. We do not know whether any pending or future patent or trademark applications will be granted in respect of these companies’ technology and business or whether any current or future patents or trademarks will be challenged, invalidated or circumvented or whether the rights granted under such patents or trademarks will provide competitive advantages to these companies. In addition, until recently, these companies have not generally sought patent protection for their products. Their inability to adequately protect their proprietary rights could have a material adverse effect on us. Moreover, effective patent and trade secret protection may be unavailable or limited in certain foreign countries, making greater the possibility of misappropriation of proprietary technology. The steps these companies have taken to protect their proprietary technology may not prevent misappropriation of such technology and such protections may not preclude competitors from developing products with functionality or features similar to their products.

        Although we do not believe that any of these companies are infringing the intellectual property rights of others, claims of infringement are becoming increasingly common as the number of products and competitors in the technology industry grows, the functionality of products in different industry segments overlaps, and legal protections, including patents, are applied to products made by their competitors. Third parties may assert that the products of the companies in which we have invested infringe, or may infringe, the proprietary rights of third parties. The defense of any such claims, with or without merit, could be time consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require these companies to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.

WE MAY NOT PAY DIVIDENDS ON OUR COMMON STOCK.

        To date, we have not paid any cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Rather, we intend to use any future earnings to fund our operations and the growth of our business.

        WE MAY BE REQUIRED TO RAISE ADDITIONAL FUNDS BY ISSUING SECURITIES ON TERMS WHICH WOULD DILUTE YOUR INTEREST IN US.

        In order to fund our growth, we will need to obtain financing through an additional offering of our equity securities or by incurring indebtedness. Such funds may not be available on terms acceptable to us. Furthermore, future investors may seek and obtain, and we may be required to offer, investment terms which are substantially better than those granted to existing investors. The issuance of securities on such terms would dilute the interests of existing stockholders.

        PURSUANT TO OUR AUTHORITY TO DESIGNATE AND ISSUE SHARES OF OUR STOCK AS WE DEEM APPROPRIATE, OUR BOARD OF DIRECTORS MAY ASSIGN RIGHTS AND PRIVILEGES TO CURRENTLY UNDESIGNATED SHARES WHICH COULD ADVERSELY AFFECT YOUR RIGHTS AS A COMMON STOCKHOLDER.

        Our authorized capital consists of 50,500,000 shares of capital stock of which 25,000 shares are designated Series A Preferred Stock, 350,000 shares are designated Series B 6% Convertible Preferred Stock and 125,000 shares are undesignated preferred stock. Our Board of Directors, without any action by the stockholders, may designate and issue the undesignated preferred shares in such classes or series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The ability of our Board of Directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock.

POTENTIAL CURRENCY FLUCTUATION BETWEEN THE U.S. DOLLAR AND THE CANADIAN DOLLAR, AND OTHER CURRENCY FLUCTUATIONS, COULD ADVERSELY AFFECT US.

        Although our consolidated financial statements are reported in U.S. dollars, a significant portion of the sales and operating costs of the companies in which we have currently invested are denominated in Canadian dollars. Significant long term fluctuations in relative currency values could adversely affect our results of operations. In particular, we may be adversely affected by the weakening of the U.S. dollar against the Canadian dollar. International sales by these companies also entail risks associated with currency fluctuations. As international sales increase, risks associated with currency fluctuations may increase. Given the number of currencies that may be involved, the constantly changing currency exposures and the substantial volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations upon future operating results of these companies. Neither we nor any of these companies engage in hedging transactions to cover currency exposure.

OUR COMMON STOCK PRICE AND THE STOCK MARKETS MAY EXPERIENCE VOLATILITY.

        In recent years, the stock markets have experienced extreme price and volume fluctuations and market prices for securities of many companies have experienced wide fluctuations, not necessarily related to the operating performance of such companies. Further, the market price for our common stock has been highly volatile and is likely to continue to be highly volatile. The trading prices of many technology-related company stocks, including ours, have experienced significant price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Any negative change in the public’s perception of the prospects of the technology-related companies could depress our stock price regardless of our results.

        The following factors will add to our common stock price’s volatility: actual or anticipated variations in our quarterly results and those of the companies in which we invest; changes in the market valuations of the companies in which we invest; negative changes in the public’s perception of the prospects of technology-related companies; changes in the size, form or rate of our acquisitions; changes in our financial estimates and those of the companies in which we invest by securities analysts; new products or services offered by us, the companies in which we invest and their competitors; announcements by the companies in which we invest and their competitors of technological innovations; announcements by us or the companies in which we invest or our competitors of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; additional sales of our securities; additions to or departures of our key personnel and key personnel of the companies in which we invest; and general economic conditions such as a recession, or interest rate or currency rate fluctuations.

        Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of Similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

        THE COMPANIES IN WHICH WE INVEST COULD MAKE BUSINESS DECISIONS THAT ARE NOT IN OUR BEST INTERESTS OR THAT WE DO NOT AGREE WITH, WHICH COULD IMPAIR THE VALUE OF OUR INTEREST IN THOSE COMPANIES.

        Although we generally seek a significant equity interest and participation in the management of the companies in which we invest, we may not be able to control significant business decisions of these companies. We may have shared control or no control over some of these companies. In addition, although we currently own a controlling interest in many of the companies in which we invest, we may not maintain this controlling interest. Acquisitions of interests in companies in which we share control or have no control or the dilution of our interest in, and control over, companies will involve additional risks that could cause the performance of our interests and our operating results to suffer, including the management of a company having economic or business interests or objectives that are different than ours and a company not taking our advice with respect to the financial or operating difficulties that it may encounter.

        Our inability to adequately control the companies in which we invest could prevent us from assisting them, financially or otherwise, or could prevent us from liquidating our interests in them at a time or at a price that is favorable to us. Additionally, the companies in which we invest may not collaborate with each other or act in ways that are consistent with our business strategy. These factors could hamper our ability to maximize returns on our interests, and cause us to recognize losses on our interests in these companies.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

THE COMPANY

Business.

        We are in the business of selecting, developing and managing early stage and start-up companies that exploit proprietary or other unique technologies. We try to acquire significant holdings in these companies to assist in their management and to finance their growth by assisting them in obtaining additional capital, either from us or other sources.

         We have interests in the following operating companies: Biorem Technologies Inc., Healthy Elements, Gemprint Corporation, SRE Controls Inc., Dantec Corporation, Petrozyme Technologies Inc., Ecoval Inc., TurboSonic Technologies Inc. and RDM Corporation.

        Biorem is an Ontario corporation based in Waterloo, Ontario, Canada that develops, manufactures and sells industrial bioremediation and biofilter technology products for a variety of industrial applications, including remediation of organic toxic chemicals in soil and ground water, treatment of industrial waste streams and odor elimination at composting, rendering and food processing plants. We own a 69% interest in Biorem.

        Healthy Elements is an Ontario partnership operating a retail store and an online site which offer natural health and food products, nutritional supplements and health services, including naturopathic and homeopathic medicine and chiropractic services, as well as products manufactured by Ecoval. We own a 61% economic interest and a 69.25% voting interest in Elements through our wholly-owned subsidiary, Grand Island Marketing, Inc.

        Gemprint is an Ontario corporation that develops and sells diamond and precious gem identification technology products and services to the retail and wholesale jewelry markets. These products and services allow diamonds and other gems to be uniquely identified non-invasively using a low power laser imaging system proprietary to Gemprint. In December 2000, we sold 1,871,581 shares of Gemprint’s Class C stock and 3,743,162 shares of Gemprint’s Class B stock. We own a 56% interest in Gemprint.

        SRE Controls is an Ontario corporation based in Waterloo, Ontario, Canada that develops, manufactures and sells high-efficiency, programmable microprocessor-based electronic controllers for direct current motors used in battery powered industrial vehicles. We own a 75% interest in SRE Controls.

        Dantec is an Ontario corporation based in Waterloo, Ontario, Canada that develops, manufactures and sells advanced process control technologies, primarily to the food processing industry. We own a 54% interest in Dantec.

        Petrozyme is an Ontario corporation based in Guelph, Ontario, Canada that develops and sells proprietary technologies for the treatment of petroleum-based wastes and for petroleum recovery to the petroleum production and refining industries. We own a 50% interest in Petrozyme.

        Ecoval is a Quebec corporation based in Montreal, Quebec, Canada and develops, manufactures and sells a range of all-natural, environmentally safe fertilizers, herbicides, fungicides, insecticides and growth regulants under the “Nature’s Glory” brand. On April 10, 2000, we purchased 226,885 shares of Ecoval stock from certain Ecoval shareholders in a private placement. Effective December 14, 2000, we issued 854,584 of our common shares in exchange for 2,770,650 common shares of Ecoval. We own a 87% interest in Ecoval.

        TurboSonic Technologies, through its Ontario subsidiary based in Waterloo, Ontario, Canada, develops, manufactures and sells high performance air pollution control systems and nozzle products which utilize TurboSonic’s proprietary technologies to a range of industries worldwide. TurboSonic’s stock is publicly traded on the U.S. over the counter Bulletin Board. We own an indirect 13% interest in TurboSonic principally through our ownership of shares of its Canadian subsidiary which are exchangeable for shares of TurboSonic.

        RDM is an Ontario corporation based in Waterloo, Ontario, Canada that develops and sells technologies which enable secure and accurate payments over the Internet through electronic checks and check reading and imaging devices for point of sale paper check transactions. RDM’s stock is publicly traded on the Canadian Venture Exchange. We own a 13% interest in RDM.

The Form of Our Investments.

        We negotiate the form that our investment will take with each company, taking into account the financing needs of the company, our ability to play an active role in the business in collaboration with the business’ existing management team, the potential for significant rates of return on our investment and tax considerations. We generally will not invest in a company unless we can exert some degree of influence on its operations. Our investments may take the form of debt (with or without conversion features), debt with warrants to acquire common shares or debt with participation in cash flow or earnings, preferred shares (with or without conversion features) or common shares. Some of our investments may involve a combination of these features.

Our Investments.

        Each of the companies in which we have currently invested has its own business plan and financial reporting systems. Each has also completed the development of its original products, has set up markets and distribution channels, has sold products and has put management teams in place and/or is currently working to strengthen and expand its management teams. Most are also working to improve their marketing capabilities. Additional capital required by these companies is primarily for expansion of sales and marketing and continuation of research and development to enable them to realize their commercial potential over the next three to five years. As is common with early-stage technology companies, these companies have historically operated at a loss or at a break-even. Most are expected to operate at a loss for the foreseeable future. Some may show losses due to substantial investment in research and development. Thus, these companies will require additional financing from us or other sources in order to continue operations.

Our Address, Telephone Number and Website.

        The address of our principal executive offices is 916 Center Street, Lewiston, New York 14092 and our telephone number is (716) 754-7883. We maintain a website at www.cvfcorp.com. Please note that our website and the websites of the companies in which we invest are not part of this prospectus.

SELLING STOCKHOLDERS

        The following table sets forth the number of shares of common stock owned by the selling stockholders as of January 26, 2001 and after giving effect to this offering. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

        Because the selling stockholders may offer all, some or none of their common stock, we cannot provide a definitive estimate as to the number of shares that they will hold after such offering and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.

                                 Shares           Number of         Shares
                                 Beneficially     Shares Offered    Beneficially
                                 Owned Before     by Selling        Owned After
        Name                     Offering         Shareholder       Offering
Environmental Research &     279,174          279,174 (1)       0
Development Capital Limited
CDP Acces Capital Inc.            69,790           69,790 (1)       0
Societe Innovatech du Grand       54,138           54,138 (1)       0
Montreal
Fonds de solidarite des          279,174          279,174 (1)       0
travailleurs du Quebec
(F.T.Q.)
Environmental Private Equity      93,506           93,506 (1)       0
Fund II LP
1067892 Ontario Limited           78,802           78,802 (2)       0
IBM Canada Limited                25,000           25,000 (3)       0

(1)       Represents shares issued in a private placement of our common stock in exchange for common shares of Ecoval.

(2)       Represents shares issued in a private placement of our common stock as compensation for services rendered in connection with the exchange of shares of our common stock for common shares of Ecoval.

(3)       Represents shares issued in a private placement to IBM Canada Limited pursuant to an agreement whereby we received an assignment of certain claims of ISM Information Systems Management Corporation against
          Gemprint.

PLAN OF DISTRIBUTION

        We are registering the shares offered by this prospectus on behalf of the selling stockholders. As used in this section, the term “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares they receive from a selling stockholder after the date of this prospectus. We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares offered by it. Any brokerage commissions and similar selling expenses attributable to the sale of shares will be borne by the selling stockholders.

        The selling stockholders may sell shares at various times in one or more types of transactions (which may include block transactions) on The American Stock Exchange, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

        The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares. This compensation may be in excess of customary commissions.

        The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares they sell while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

        Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

        Selling stockholders also may sell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

DESCRIPTION OF SECURITIES

COMMON SHARES

        Holders of our common shares are entitled to one vote per share on each matter submitted to vote at any meeting of the shareholders. Common shares do not carry cumulative voting rights, and, therefore, holders of a majority of our outstanding common shares will be able to elect the entire Board of Directors, and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. The Company’s Board of Directors has authority, without the action by the Company’s shareholders, to issue all or any portion of the authorized but unissued common shares, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the common shares. Dividends declared on the common shares are payable in U.S. dollars.

PREFERRED STOCK

        Preferred shares may be issued in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated.

        We currently have outstanding 3,393 shares of a series of non-voting Preferred Stock designated as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of the U.S. dollar equivalent of Cdn. $25 determined at the date of issuance by reference to the noon spot rate for conversion of Canadian dollars into U.S. dollars as published by the National Bank of Canada on the business day immediately preceding the date of issuance. The holders of Series A Preferred Stock are entitled to cumulative dividends at the rate of 5% annually of the stated value plus accrued but unpaid dividends, to be paid in U.S. dollars. The dividends have priority over any payments of dividends on common shares and on all other shares of preferred stock ranking junior to the Series A Preferred Stock.

        We may, at our option and at any time, redeem all or part of the Series A Preferred Stock from the holders. Additionally, at any time after August 20, 2000, a holder of the Series A Preferred Stock may require the Company to redeem any or all of the Series A Preferred Stock held by such holder. The redemption price is the stated value plus all accrued but unpaid dividends.

        On or about July 28, 2000, we issued shares of our common stock to certain holders of Series A Preferred Stock in exchange for 21,283 shares of Series A Preferred Stock. We are currently attempting to negotiate a redemption or exchange with the remaining holders of Series A Preferred Stock.

        In 1999, we issued 350,000 shares of newly created Series B 6% Convertible Preferred Stock. The Series B Preferred Stock is senior to each other class of our capital stock, including our common stock and Series A Preferred Stock, and has a preference on dividends and on liquidation. The liquidation preference is 130% of the stated value plus accrued and unpaid dividends; stated value is $10 per share. In addition, the holders of the Series B Preferred Stock have the right to vote as a class on certain matters, including any action that would change the rights and preferences of the Series B Preferred Stock and any action that would create a new Class or series of capital stock having a preference over the Series B Preferred Stock or increase the authorized number of shares of Series B Preferred Stock.

        Each share of Series B Preferred Stock is entitled to receive dividends at the rate of 6% per year, payable biannually. We have the option of paying dividends in cash or through issuance of shares of our common stock to the holder of Series B Preferred Stock.

        The holder of our Series B Preferred Stock has the right to convert the Series B Preferred Stock into common stock. From and after January 8, 2001, the conversion price of our Series B Preferred Stock is 78% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. If our common stock is delisted from AMEX, the conversion price of our Series B Preferred Stock will be 50% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. The terms of the Series B Preferred Stock provide certain limited restrictions on the number of shares that may be issued on conversion should the market price for our common stock decline to less than $3.00 per share for a certain number of days. We are required to convert any shares of our Series B Preferred Stock remaining outstanding on October 8, 2002 into shares of our common stock.

        We have the right to redeem our Series B Preferred Stock at any time before October 8, 2002 at 120% of the stated value plus accrued and unpaid dividends, so long as on the date of redemption the market price of our common stock is less than the market price of our common stock on October 8, 1999.

LEGAL MATTERS

         Legal matters relating to the validity of the shares offered by this prospectus will be passed upon for us by Hodgson Russ LLP, Buffalo, New York.

EXPERTS

        Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10- KSB for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our consolidated financial statements are incorporated by reference into this prospectus in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the Public Reference Room maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549.

        You can receive additional information about the operation of the Commission’s Public Reference Facilities by calling the Commission at 1- 800-SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file electronically with the Commission.

        The Commission allows us to “incorporate by reference” information that has been filed with it, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders sell all of their shares or until their registration rights expire. This prospectus is part of a registration statement that we filed with the Commission (Registration No. 333-_______). The following are specifically incorporated herein by reference:

        ·Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

        · Quarterly Report on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2000;

        ·The description of common stock included under the caption “Securities to be Registered” in our registration statement on Form 10-SB, File No. 000-29266, dated February 12, 1997 (as amended on February 26, 1997, May 30, 1997 and August 22, 1997), including any amendments or reports filed for the purpose of updating such description.

        You (and any of your beneficial owners) can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

CVF Technologies Corporation
Attention: Jeffrey I. Dreben
916 Center Street
Lewiston, New York 14092
(716) 754-7883

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling stockholders are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Article VIII of our bylaws provides for the indemnification of our officers and directors to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows us to indemnify any person made or threatened to be made a party to any action, except an action by us or in our right, by reason of the fact that he or she is or was a director, officer, employee or agent of, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VIII of our charter provides for indemnification of such a person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

        Under Section 78.7502(2), a similar standard of care applies to derivative actions by us or in our right, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to us.

        In addition, Section 78.751(2) allows us to advance payment of indemnifiable expenses prior to final disposition of a proceeding. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

        Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 78.752 of the Nevada Revised Statutes and Section 8.06 of our Bylaws enable us to purchase and maintain insurance for our present and former directors, officers, employees and agents. Accordingly, we have provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as our director or officer, including liabilities under federal securities laws.

        Additionally, Article V of our charter limits the liability of our directors under certain circumstances. Article V states:

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and in the documents incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “may,” “will” or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management’s plans and objectives and statements concerning any assumption relating to the foregoing. Important factors regarding our business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed under the caption “Risk Factors.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The estimated expenses in connection with the issuance and distribution of the shares registered hereby are set forth in the following table:

SEC registration fee                        $   310.05
AMEX additional listing fee                 $17,500.00
Legal fees and expenses                     $20,000.00
Accounting fees and expenses                $ 5,000.00
Miscellaneous                               $ 1,189.95
                                      Total $44,000.00

Item 15. Indemnification of Directors and Officers.

        Article VIII of Registrant’s bylaws provides for the indemnification of officers and directors of Registrant to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows Registrant to indemnify any person made or threatened to be made a party to any action except an action by or in the right of Registrant, by reason of the fact that he or she is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article VIII of Registrant’s charter provides for indemnification of such person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

        Under Section 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to Registrant.

        In addition, Section 78.751(2) allows Registrant to advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

        Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 78.752 of the Nevada Revised Statutes and Section 8.06 of Registrant’s Bylaws enable Registrant to purchase and maintain insurance for its present and former directors, officers, employees and agents. Accordingly, Registrant has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as a director or officer of Registrant, including liabilities under federal securities laws.

        The above discussion of Registrant’s bylaws and Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes is not intended to be comprehensive and is qualified in its entirety by such bylaws and statute.

        Additionally, Article V of Registrant’s charter limits the liability of Registrant’s directors under certain circumstances. Article V states:

        A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.

Item 16. Exhibits.

Exhibit No.        Description
-----------        -----------

4.1                Form of Exchange Agreement dated as of November 10, 2000.

5                  Opinion of Hodgson Russ LLP.

23.1               Consent of Ernst & Young LLP.*

23.2               Consent of Hodgson Russ LLP (included in Exhibit 5).

24                 Power of Attorney (included on Page II-4).

____________

* To be filed by amendment

Item 17. Undertakings.

        (a)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than Registrant’s payment of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b)         The undersigned Registrant hereby undertakes:

        (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)         To treat, for determining any liability under the Securities Act, each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof; and

         (3)          To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Lewiston, State of New York, on January 26, 2001.

                               CVF TECHNOLOGIES CORPORATION

                                By:/s/ Jeffrey I. Dreben
                                   -----------------------------
                                   Jeffrey I. Dreben, President

POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jeffrey I. Dreben or Robert Miller, each or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                             Title                                             Date
---------                                             -----                                             ----

/s/ Jeffrey I. Dreben                                 Chairman of the Board,                                        January 26, 2001
--------------------------
Jeffrey I. Dreben                                     President, Chief Executive
                                                      Officer and Director
                                                      (Principal Executive Officer)

/s/ Robert Nally                                      Chief Operating Officer,                                      January 26, 2001
--------------------------
Robert Nally                                          Chief Technology Officer,
                                                      Secretary, Treasurer, Director

/s/ George Khouri                                     Director                                                      January 26, 2001
--------------------------
George Khouri

/s/ Robert Glazier                                    Director                                                      January 26, 2001
--------------------------
Robert Glazier

/s/ Robert Miller                                     Chief Financial Officer                                       January 26, 2001
--------------------------
Robert Miller                                        (Principal Financial
                                                      and Accounting Officer)

EXHIBIT INDEX

Exhibit No.       Description
----------        -----------

4.1               Form of Exchange Agreement dated as of November 10, 2000.

5                 Opinion of Hodgson Russ LLP.

23.1              Consent of Ernst & Young LLP.*

23.2              Consent of Hodgson Russ LLP (included in Exhibit 5).

24                Power of Attorney (included on Page II-4).

____________

* To be filed by amendment

EXHIBIT 4.1

SHARE EXCHANGE AGREEMENT

        THIS AGREEMENT is made as of the 10 day of November, 2000.

B E T W E E N:

THOSE PERSONS LISTED ON SCHEDULE "A"

(hereinafter referred to individually as the "Vendor"
and collectively as the "Vendors")

- and -

CVF TECHNOLOGIES CORPORATION,
a corporation governed by the laws of the State of Nevada,
United States of America
(hereinafter referred to as the "Purchaser")

        WHEREAS each Vendor is the registered and beneficial owner of the number of issued and outstanding shares (the “Purchased Shares” in the capital of Ecoval Inc. (“Ecoval”), a corporation incorporated under the laws of Canada, set out opposite its name in Schedule “A”.

        AND WHEREAS the Purchaser is a registered and beneficial owner of securities issued and outstanding in the capital of Ecoval and has offered to purchase from the Vendors the Purchased Shares for the Purchase Price, as defined below, on the terms and conditions set forth in this Agreement.

        AND WHEREAS each Vendor has accepted the offer and agreed to sell to the Purchaser the Purchased Shares on the terms and conditions set forth in this Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the agreements, payments, representations and warranties and covenants hereinafter set forth and provided for, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, as defined below, agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1         Definitions:     Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and phrases shall have the meanings set out below:

“Agreement” means this Share Exchange Agreement, including all instruments supplementing or amending or confirming this Agreement and references to Articles, Sections or Schedules mean and refer to the specified Articles and Sections of or Schedules to this Agreement;

"AMEX" means the American Stock Exchange;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto are open for business during normal banking hours;

“Closing” means the completion of (i) the sale to and purchase by the Purchaser of the Purchased Shares; and (ii) the issuance by the Purchaser of the Treasury Shares;

“Closing Date” means the third (3rd) Business Day following satisfaction or waiver, as the case may, be of all of the conditions precedent contained in Articles 7 and 8, which date shall not be later than December 14, 2000, unless the Parties otherwise agree in writing to such other date upon which the Closing shall take place;

“Closing Time” means 10:00 o’clock a.m., Toronto time, on the Closing Date, or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

“Encumbrances” means any pledge, lien, charge, security agreement, lease, title retention agreement, mortgage, encumbrance, option or adverse claim against the Purchased Shares, of any kind or character whatsoever;

“Governmental Authorities” means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality thereof, district or other subdivision thereof;

"ITA" means the Income Tax Act (Canada);

“Laws” means all applicable published laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authorities;

"Notice" shall have the meaning attributed thereto in Section 13.2;

"Parties" means the parties to this Agreement collectively, and "Party" means any one of them;

“Person” means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

"Purchase Price" shall have the meaning attributed thereto in Article 3;

"Purchased Shares" shall have the meaning attributed thereto on the first page of this Agreement;

"Purchaser" shall have the meaning attributed thereto on the first page of this Agreement;

"Shareholders Agreement" means that certain agreement dated as of September 30, 1994, among Ecoval, the parties hereto and others, as amended;

“Taxes” includes all present and future income, capital and immovable taxes, levies, imposts, stamp taxes, duties, sales and use taxes, excise taxes including goods and services taxes (GST), value added taxes, withholdings, payroll deductions and any tax of whatsoever nature or kind imposed by Canada, the provinces thereof, any municipality or other political subdivision thereof, or any other state or country having jurisdiction, and all penalty, interest and other payments on or in respect thereof;

“Treasury Shares” means the Common Stock in the capital stock of the Purchaser, more particularly described in Schedule “B” hereto to be issued in satisfaction of the Purchase Price pursuant to Section 3.3; and

"Vendor" shall have the meaning attributed thereto on the first page of this Agreement.

1.2         Certain Rules of Interpretation: In this Agreement:

         (a)         Time: Time is of the essence in the performance of the Parties' respective obligations under this Agreement;

         (b)         Currency: Unless otherwise specified, all references to dollar amounts in this Agreement are to currency of the United States of America;

         (c)          Headings: Descriptive headings of Articles, Sections and Subsections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

         (d)          Gender and Number: The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits; and

        (e)         Business Day: Whenever any payment is to be made or action to be taken under this Agreement on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day.

1.3         Knowledge:   Any reference to the knowledge of any Party shall be to the best of the knowledge, information and belief of such Party.

1.4         Entire Agreement:   This Agreement and the agreements and other documents to be delivered pursuant to this Agreement constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any documents delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.5         Applicable Law:   This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

ARTICLE 2

TRANSACTIONS AND CLOSING

2.1         Purchase and Sale: The Purchaser hereby agrees to purchase from the Vendors, and the Vendors hereby agrees to sell to Purchaser, at the Closing Time, the Purchased Shares for the Purchase Price and on all the other terms and conditions set forth in this Agreement.

2.2          Closing Events: On Closing, the Parties shall do the following (among other things):

        (a)         Transfer and Delivery of Purchased Shares: Each Vendor shall execute and deliver to the Purchaser all such assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser all of such Vendor’s right, title and interest in, to and under, or in respect of, the Purchased Shares, free and clear of all Encumbrances save as noted in Section 4.1(d), and the Parties and Ecoval shall effect such registrations, recordings and filings with Governmental Authorities as may be required in connection with the transfer of ownership to the Purchaser of the Purchased Shares.

         (b)          Satisfaction of Purchase Price: The Purchaser shall deliver to the Vendors the Treasury Shares in accordance with Section 3.3.

2.3         Place of Closing: The Closing shall take place at the Closing Time at the offices of the law firm of Gaertner Tobin located at 144 Front Street West, Suite 400, Toronto, Ontario or at such other place as may be agreed upon by the Vendor and the Purchaser.

2.4          Tender: Any tender of documents under this Agreement may be made upon the Parties or their respective counsel.

ARTICLE 3

PURCHASE PRICE

3.1         Value of Treasury Shares:   The value of the Treasury Shares for all purposes is as provided in Section 3.4.

3.2          Amount of the Purchase Price:   The amount of the Purchase Price for all purposes payable by the Purchaser for the Purchased Shares is SEVENTY CENTS (U.S. $.70) per share.

3.3         Satisfaction of Purchase Price:   At the Closing Time, the Purchaser shall satisfy the Purchase Price by the issue of that number of Treasury Shares calculated in accordance with Section 3.4 below, to each Vendor or to such persons as such Vendor shall have directed, for each Purchased Share. The stated capital account in respect of the Treasury Shares shall be equal to the aggregate consideration for which such shares were issued. At the Closing Time the Purchaser shall deliver to each Vendor, or to such persons as such Vendor shall have directed, share certificates registered in the name of such Vendor or in the name of such persons as such Vendor shall have directed, representing the Treasury Shares.

3.4         Adjustments:   The number of Treasury Shares to be issued to each Vendor for each Purchased Share shall be equal to X, where X equals the Purchase Price divided by the Average Trading Price of the Treasury Shares. For this purpose, “Average Trading Price” means the average of the per share closing price of the Purchaser’s common stock as quoted on Amex for the twenty (20) trading days immediately preceding the Closing Date provided that:

         (a)         in the event the Average Trading Price so determined shall be more than THREE DOLLARS (U.S. $3.00), the Average Trading Price shall be deemed to be THREE DOLLARS (U.S. $3.00); and

         (b)          in the event the Average Trading Price so determined shall be less than TWO DOLLARS AND FIFTY CENTS (U.S. $2.50) the Average Trading Price shall be deemed to be TWO DOLLARS AND FIFTY CENTS (U.S. $2.50). There shall be no fractional shares issued.

3.5         Stated Capital:   The stated capital account in respect of the Treasury Shares shall be an amount equal to the Purchase Price.

3.6         Delivery On Closing:  At the Closing Time, the Purchaser shall pay the Purchase Price by delivering to each Vendor, or to such persons as such Vendor shall have directed, share certificates registered in the name of such Vendor or in the name of such persons as such Vendor shall have directed, representing the Treasury Shares.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4.1         Representations and Warranties:   Each Vendor hereby represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

        (a)         Corporate Status: Such Vendor is a corporation or limited partnership duly incorporated or established, validly existing and in good standing under the laws of its incorporation or establishment. No proceedings have been instituted or are pending for the dissolution and liquidation of the Vendor or threatening its existence.

        (b)         Due Authorization: Such Vendor has all necessary authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. Each of this Agreement and the agreements, contracts and instruments required by this Agreement to be delivered by such Vendor at the Closing has been duly authorized by all necessary corporate action on the part of such Vendor. This Agreement has been duly executed and delivered by such Vendor and is a valid and binding obligation, save as noted in Section 4.1(d), of such Vendor, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. At the Closing Time, all documents executed by such Vendor will be duly executed and delivered by such Vendor and will be valid and binding obligations of the Vendor enforceable in accordance with their respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

        (c)         Title to the Purchased Shares: Save as noted in Section 4.1(d), such Vendor is or, at the Closing Time will be the sole registered and beneficial owner of the Purchased Shares, with good and marketable title, free and clear of all Encumbrances and is exclusively entitled to possess and dispose of the Purchased Shares in accordance with this Agreement.

        (d)         Absence of Conflicting Agreements: Save as provided in the Shareholders Agreement, such Vendor is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by such Vendor of any of its obligations provided for under this Agreement or any other agreement contemplated herein.

        (e)        Regulatory Approvals: No governmental or regulatory authorization, approval, order, consent or filing is required on the part of such Vendor, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of such Vendor’s obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

        (f)        No Contravention of Bylaws, Agreements etc.: Save as noted in Section 4.1(d), the entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the contemplated documents or by-laws of such Vendor or of any indenture or other agreement, written or oral, to which such Vendor may be a party.

         (g)         No Laws Violated: The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any Laws of any Governmental Authorities having jurisdiction over such Vendor.

        (h)         Residence of the Vendor: Such Vendor, other than Environmental Private Equity Fund II Limited Partnership, is not a non-resident of Canada for the purposes of the ITA.

         (i)          U.S. Securities Act Restrictions:

        (i) Such Vendor understands that the Treasury Shares have not been registered under the United States Securities Act of 1993, as amended (the “Securities Act”) or any applicable state securities laws and that the contemplated sale is being made in reliance on exemptions from registration including an exemption for offshore offers and sales pursuant to Regulation S under the Securities Act (“Regulation S”);

         (ii)          Such Vendor, except Environmental Private Equity Fund II Limited Partnership, is not presently within the United States, is not a U.S. Person and is not acquiring the Treasury Shares on behalf of a person in the United States or a U.S. Person. Terms used in the preceding sentence shall have the meanings set forth in Regulation S;

        (iii)         Such Vendor agrees that if it decides to offer, sell or otherwise transfer any of the Treasury Shares, such shares may be offered, sold or otherwise transferred only, (A) to CVF Technologies Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (C) within the United States pursuant to an available exemption from registration under the Securities Act, and in compliance with any applicable state securities laws or (D) under the registration statement referred to in Article 12 hereof;

         (iv)         Such Vendor agrees not to engage in hedging transactions with regard to the Treasury Shares unless in compliance with the Securities Act;

        (v)         Subject to Section 12.6, such Vendor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing Treasury Shares, and all certificates issued in exchange therefore, or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) WITHIN THE UNITED STATES PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT”;

        (vi)         Subject to Section 12.6, such Vendor consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Treasury Shares in order to implement the restrictions on transfer set forth and described herein;

        (vii)         If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, such Vendor will execute, deliver and file and otherwise assist the Purchaser in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Treasury Shares; and

        (viii)         Such Vendor acknowledges that the representations and warranties and agreements contained in this Section 4.1(i) are made by it with the intent that they may be relied upon by the Purchaser in determining its eligibility to purchase the Treasury Shares. Such Vendor represents and warrants that the foregoing representations and warranties are true and that they shall survive the purchase by it of the Treasury Shares and shall continue in full force and effect notwithstanding any subsequent disposition by such Vendor of the Treasury Shares.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1         Representations and Warranties: Purchaser hereby represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

         (a)          Corporate Status: Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. No proceedings have been instituted or are pending for the dissolution and liquidation of the Purchaser or threatening its existence.

        (b)         Due Authorization: The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. Each of this Agreement and the agreements, contracts and instruments required by this Agreement to be delivered by the Purchaser at the Closing has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies. At the Closing Time, all documents executed by the Purchaser will be duly executed.

        (c)         Treasury Shares; Securities Laws, Etc: As of the Closing, the Treasury Shares will be duly authorized and validly issued, will be outstanding as fully paid and non-assessable and will be registered in the name of the Vendor. At or before Closing Time all documents will have been filed, all requisite proceedings will have been taken and all approvals, exemptions, consents, orders, and authorizations required under applicable securities laws will have been obtained in order to validly and lawfully issue and deliver the Treasury Shares to be issued to the Vendor hereunder. The Purchaser is not in default of any securities legislation applicable to the Purchaser.

        (d)         Absence of Conflicting Agreements: The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by the Purchaser of any of its obligations provided for under this Agreement or any other agreement contemplated herein, none of the foregoing to be construed as applying to the anti-dilution provisions of the Purchaser’s Series B Preferred Shares.

        (e)         Regulatory Approvals: Except as referred to in this Agreement, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Purchaser, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Purchaser’s obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

         (f)          Intentionally deleted.

         (g)          No Laws Violated: The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any Laws of any Governmental Authorities having jurisdiction over the Purchaser.

ARTICLE 6

NON-WAIVER, SURVIVAL, INDEMNITY; RELEASE

6.1         Non-Waiver: No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by any other Party in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2         Nature and Survival:

        (a)         Survival of Representations, Warranties & Covenants: Subject to subsections (b) and (c), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive (i) the Closing; (ii) the execution and delivery under this Agreement of any instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Shares, and (iii) the execution and delivery under this Agreement of any documents of title to the Treasury Shares.

        (b)         Survival Periods: Representations and warranties shall survive for a period of two (2) years from the Closing Date. If no claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of the relevant survival period, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

         (d)         Indefinite Survival: Notwithstanding the limitations set out in subsection (b), any claim which is based on title to the Purchased Shares or the Treasury Shares, intentional misrepresentation or fraud may be brought at any time.

6.3         Indemnity:   If the transactions contemplated hereby are completed, the Purchaser shall indemnify and save harmless each of the Vendors from and against all loss, costs, damages, charges, expenses and claims of every nature and kind arising directly or indirectly from any allegation of any persons (other than a Vendor) that the sale of the Purchased Shares by such Vendor is not in compliance with the provisions of the Shareholders Agreement. Any Vendor claiming such indemnity agrees to notify the Purchaser in writing of any written notification received by it from a person making a claim to which this Section 6.3 applies within 30 days after physical receipt of such written notification.

6.4         Release:   Effective as of the Closing Date and except for the completion of the transactions contemplated hereby (and save as provided in this Section 6.4 below), Ecoval, the Purchaser and each of the Vendors hereby release each other from all claims, actions and causes of action any of them may have against any others of them in relation to any matter arising out of the Shareholders Agreement except for any claims any Vendor may have by reason of any claim made by any party to the Shareholders Agreement which is not also a party hereto. The foregoing shall not release Ecoval or CVF from any claims either of them may have against the other.

ARTICLE 7

VENDOR'S CONDITIONS PRECEDENT

        7.1         Conditions:   The obligations of each Vendor to complete the sale of the Purchased Shares under this Agreement shall be subject to the satisfaction or compliance with at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of each Vendor and may be waived by it in whole or in part):

        (a)         Truth and Accuracy of Representations at Closing Time: All of the representations and warranties of Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Vendor shall have received a certificate from an officer of the Purchaser, confirming the truth and correctness of the representations and warranties of the Purchaser.

         (b)         Performance of Obligations: Purchaser shall have performed or complied with, all of its obligations, covenants and agreements under this Agreement.

        (c)         Receipt of Closing Documentation: All documentation relating to the due authorization and completion of the transactions contemplated pursuant to this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by Purchaser of its obligations under this Agreement shall be satisfactory to the Vendor, acting reasonably, and the Vendor shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendor.

        (d)         Consents, Authorizations and Registrations: All consents, approvals, orders, and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, shall have been obtained at or before the Closing Time. There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

         (e)          No Laws: No Laws shall have been enacted, introduced or announced which may materially or adversely affect the ability of the Vendor to legally transfer the Purchased Shares as contemplated by this Agreement.

         (f)          AMEX Listing: The Treasury Shares shall have been listed on AMEX.

         (g)          Intentionally deleted.

        (h)         Legal Opinions: At the Closing Time the Purchaser shall deliver or cause to be delivered to Vendor an opinion of legal counsel for the Purchaser, such opinion and such firm to be reasonably acceptable to the Vendors, as to the due and valid incorporation and subsistence of the Purchaser, the due execution and delivery by the Purchaser of this Agreement, the due and valid issuance of the Treasury Shares to the Vendors, and the listing of the Treasury Shares on AMEX.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, any Vendor may terminate its obligations under this Agreement by notice in writing to Purchaser, in which event unless the Vendor can show that the condition relied upon could reasonably have been performed by Purchaser, Purchaser is also released from all obligations under this Agreement. However, such Vendor may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition in whole or in part or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

ARTICLE 8

PURCHASER'S CONDITIONS PRECEDENT

8.1         Conditions:   The obligations of the Purchaser to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

        (a)         Truth and Accuracy of Representations at the Closing Time: All of the representations and warranties of each Vendor made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and Purchaser shall have received a certificate from the Vendor confirming the truth and correctness of the representations and warranties of each Vendor;

         (b)          Performance of Obligations: The Vendor shall have performed or complied with all its obligations, covenants and agreements under this Agreement;

        (c)         Receipt of Closing Documentation: All documentation relating to the due authorization and completion of the transactions contemplated by this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by each Vendor of its obligations under this Agreement shall be satisfactory to Purchaser, acting reasonably, and Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser.

        (d)         Consents, Authorizations and Registrations: All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such authorities), required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time. There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

        (e)         Form of Documents: The form and substance of all certificates, instruments of transfer and other documentation in connection with this transaction shall be reasonably satisfactory in all respects to counsel for Purchaser.

        (f)         Various Agreements: The Vendor will assign to the Purchaser all of its rights under any agreement between the Vendor, the Purchaser and any other shareholder of Ecoval including the Shareholders’ Agreement dated September 30, 1994, as amended, (the “Shareholders Agreement”) and the Subscription Agreement dated as of the same date between Ecoval and the Vendors (the “Subscription Agreement”). Each Vendor shall deliver a release upon Closing.

        (g)         Acceptance by Shareholders: The Purchaser may elect to withdraw and terminate this Agreement if any Vendor fails to tender any Purchased Shares at the Closing Time or if any person entitled to participate seeks consideration in an amount or in a form different than that contained in this Agreement. The Purchaser may exercise its right of termination by notice given in accordance with Section 13.2 at any time up to and including the Closing Time. Upon giving such notice of its election to terminate, this Agreement shall be null and void without further liability of any party hereunder to the other.

        (h)         Section 116 Certificate: Environmental Private Equity Fund II Limited Partnership shall have delivered to the Purchaser a certificate pursuant to Section 116 of the Income Tax Act (Canada) in relation to the disposition provided for herein.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, Purchaser may terminate this Agreement by notice in writing to each Vendor, in which event Purchaser is released from all obligations under this Agreement, and unless Purchaser can show that the condition relied upon could reasonably have been performed by any particular Vendor, such Vendor is also released from all obligations under this Agreement. However, Purchaser may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

ARTICLE 9

INDEMNITY

9.1         Mutual Indemnity:   Each of the Vendors and the Purchaser shall hold the other harmless and indemnify them from and against any and all claims, losses, damages, liabilities, reasonable out of pocket expenses or out of pocket costs plus reasonable legal fees and expenses incurred or to be incurred by any of them resulting from, or arising out of, or in connection with, any breach of the other party’s representations or warranties as contained in Article 4 and Article 5 of this Agreement or the enforcement of this Agreement, plus interest from the date incurred through the date of payment at the rate of six (6%) per cent per annum calculated semi-annually not in advance. Each of the parties waives any claim for contribution or indemnity from the indemnified persons.

9.2         Survival of Indemnity:   The indemnity in Section 9.1 shall survive for a period of two (2) years from the Closing Date. If no claim shall have been made under this Agreement against a party under the indemnity prior to the expiry of the relevant survival, such party shall have no further liability under this Agreement with respect to such indemnity. However, notwithstanding the foregoing limitation, any claim which is based on title to the Purchased Shares or the Treasury Shares, intentional misrepresentation or fraud may be brought at any time.

ARTICLE 10

OTHER COVENANTS OF THE PARTIES

10.1         Conduct of Business Prior to Closing:   During the period from the date of this Agreement to the Closing Time, except as otherwise contemplated or permitted by this Agreement, the Vendor and Purchaser shall not, without the prior written consent of the other, enter into any transaction which, if effected before the date of this Agreement, would result in a breach of the respective representations, warranties or agreements of the Vendor and the Purchaser contained in this Agreement.

10.2         Actions to Satisfy Closing Conditions:   Each of the Parties agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in this Agreement which are for the benefit of any Party.

10.3          Vendor's Acknowledgments:   Each Vendor hereby acknowledges as follows:

         (a)          Disclosure: it has had sufficient disclosure respecting both the Purchaser and Ecoval. In particular, such Vendor is aware that Ecoval is involved in ongoing discussions with the Martha Stewart Corporation, SafeScience Inc. and others concerning possible future business relationships or transactions relating to Ecoval; and

         (b)          Legal Advice: it has had the opportunity to review this Agreement with legal and tax counsel and to have sought such other professional advice as it may consider necessary.

ARTICLE 11

NOTICE OF CERTAIN SALES

11.1         Notice of Certain Sales:   Any Vendor proposing to sell any Common Shares of the Purchaser acquired under this Agreement at a price which is less than 90% of the average closing price for such shares on the AMEX during the 10 trading days before the date of proposed sale shall give the Purchaser 15 days prior written notice before it effects any such sale where such sale is to be made prior to the second anniversary of the Closing Date.

ARTICLE 12

REGISTRATION

12.1         Definitions:   Capitalized words and phrases used and not otherwise defined in this Article shall have the following meanings:

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

“Common Stock” means the common stock of the Purchaser and all shares hereafter authorized of any class of common stock of the Purchaser, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Purchaser with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event;

“Purchaser” includes, in addition to the Purchaser, any successor or assignee corporation or corporations into which or with which the Purchaser may be merged or consolidated; any corporation for whose shares the Common Stock may be exchanged; and any assignee of or successor to all of substantially all of the assets of the Purchaser;

"Exchange Act" means United States Securities Exchange Act of 1934, as amended.

"Vendor" means each Vendor, and each Person who is a Permitted Transferee of any Vendor;

“register, registered, and registration” when used with respect to the capital stock of the Purchaser, mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act;

“Permitted Transferee” means any Person to whom any Vendor has Transferred all shares of Common Stock held at the date of transfer by such Vendor other than pursuant to the Registration Statement referred to in Section 12.2(a) hereof; notwithstanding any Person’s status as a Permitted Transferee, any Transfer of Registrable Securities shall be subject to the provisions of Section 12.7;

"Person" means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

“Registrable Securities” means the Common Stock issued to a Vendor or transferred to a Permitted Transferee. Shares of Common Stock shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to Section 12.2(a) of this Article and such shares of Common Stock shall have been disposed of pursuant to such registration statement, (ii) such shares of Common Stock have been disposed of pursuant to an available exemption from registration wherein the buyer receives unrestricted shares or (iii) such shares of Common Stock shall have ceased to be outstanding;

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder;

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

12.2         (a)         Registration:   The Purchaser shall cause a registration statement or similar document under the Securities Act with respect to all of each Vendor’s Registrable Securities to be filed with the Commission before 45 days after the Closing Date and shall use its best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Closing Date.

        (b)         Expenses: The Purchaser shall pay, and shall reimburse each Vendor for paying, any expenses incurred in connection with such Registration, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Purchaser and the reasonable fees and disbursements (not to exceed U.S.$2,500 in the aggregate for all Vendors to be paid by Purchaser on Closing) of not more than one counsel for all Vendors, but not any underwriting or brokerage fees or commissions nor any expenses of underwriters or brokers.

         (c)          Registration Procedures: The Purchaser will keep the Vendors advised in writing as to the initiation of the registration procedure and as to the completion thereof. The Purchaser shall as expeditiously as possible, at its sole expense:

        (i)         prepare and file with the Commission a registration statement with respect to all Vendors’ Registrable Securities and use its best efforts to cause such registration statement to become effective within 180 days of the Closing Date and remain effective until the 2nd anniversary of the Closing Date or until the distribution described in the registration statement relating thereto has been completed, whichever shall first occur;

        (ii)         in connection with the preparation and filing of a registration statement, give each Vendor the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto with respect to disclosures with respect to such Vendor and the provisions regarding method of sale (which shall include all ordinary course brokerage transactions including crosses and sales to a market specialist but exclude underwritings);

        (iii)         furnish to each Vendor such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such Vendor from time to time may reasonably request;

        (iv)         make on a timely basis such public announcements and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement and such reports, notifications and documents as may be necessary to comply with the provisions of the Securities Act to enable such registration statement to continue to be effective with respect to the disposition of all securities covered by such registration statement;

        (v)         register or qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdictions as shall he reasonably requested by any Vendor for the distribution of the Registrable Securities covered by the registration statement to be sold by such Vendor; provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (vi)         notify each Vendor at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (vii)          intentionally deleted.

12.3         (a)         Indemnification by the Purchaser: The Purchaser will, and hereby does, indemnify and hold harmless each Vendor, each of its directors, officers and controlling persons, if any, against any losses, claims, damages or liabilities, joint or several, to which such Vendor or any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Purchaser will reimburse each Vendor and each such Person, for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Purchaser by such Vendor specifically stating that it is for use in the preparation thereof; such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Vendor and shall survive the transfer of such securities by such Vendor.

        (b)         Indemnification by Vendors: Each Vendor, as a condition to including Registrable Securities in such registration statement, agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 12.3(a)) the Purchaser, each director of the Purchaser, each officer of the Purchaser and each other Person, if any, who controls the Purchaser within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Purchaser by such Vendor specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The obligation to provide indemnification pursuant to this Section 12.3(b) shall be several, and not joint and several, among the Vendors. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any such director or officer or controlling person and shall survive the transfer of such securities by such Vendor.

        (c)         Notices of Claims: Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 12.3(a) or 12.3(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 12.3(a) or 12.3(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defence thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defence thereof other than reasonable costs of investigation; provided that the indemnified party may participate in such defence at the indemnified party’s expense and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having legal defences which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defence of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

        (d)         Other Indemnification: Indemnification similar to that specified in the preceding Sections of this Section 12.3 (with appropriate modifications) shall be given by the Purchaser and any Vendor with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

        (e)         Indemnification Payments: The indemnification required by this Section 12.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defence, as and when bills are received or expense, loss, damage or liability is incurred.

        (f)         Contribution: If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (b) if the allocation provided by clause (a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount otherwise payable hereunder, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(1) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

12.4         Information Regarding Vendors:   Each Vendor shall furnish to the Purchaser such information regarding such Vendor and the distribution proposed by such Vendor as the Purchaser may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article.

12.5         Reporting:   With a view to making available to the Vendors the benefits of a continuously effective registration statement and of certain rules and regulations of the Commission which may permit the sale of Registrable Securities (and shares of Common Stock held by any Vendor which are eligible for sale or distribution under Rule 144 (or any successor provision) promulgated under the Securities Act)to the public without registration or through short form registration forms the Purchaser agrees to:

         (a)         file with the Commission in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act; and

        (b)         furnish to each Holder, so long as such Holder owns any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144), forthwith upon request a written statement by the Purchaser that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents so filed by the Purchaser as such Vendor may reasonably request in availing itself of any rule or regulation of the Commission permitting such Holder to sell any such securities whether with or without registration.

12.6         Sales:   (a)         In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144) pursuant to Rule 144, upon the delivery to the Purchaser of an opinion of counsel to a Vendor (such counsel to he reasonably satisfactory to the Purchaser) to the effect that such securities may be sold in a transaction or exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions can be removed upon the consummation of such sale, the Purchaser shall provide such Vendor with certificates representing the Common Stock, free and clear of all transfer restrictions and legends.

        (b)         The Purchaser shall forthwith notify each Vendor upon such registration statement becoming effective. Upon such registration statement becoming effective, the Purchaser shall provide each Vendor with certificates representing the Common Stock, free and clear of all transfer restrictions and legends.

        (c)         The Purchaser agrees promptly to deliver such legend-free certificates to any Vendor entitled thereto pursuant to Section 12.6(a) or (b) for such number of shares of Common Stock and registered in such names us the Holder may reasonably request.

12.7         Transfer or Assignment: The rights granted under this Article 12 by the Purchaser may be assigned or otherwise conveyed to the transferees of a Vendor, provided that such transferee acquires all of the Common Stock held by such Vendor as of the date of assignment. It shall he a condition to any Transfer that (a) such Transfer is effected in accordance with applicable federal and state securities laws, (b) such transferee or assignee or agrees in writing to be subject to the terms hereof to the same extent as if it were a Vendor hereunder, and (c) the Purchaser is given written notice by such Vendor of said Transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned.

12.8         Termination:   The rights provided under this Article 12 shall terminate and be of no further force and effect with respect to any particular Vendor on the date such Vendor holds less than 40,000 common shares of the Purchaser (as presently constituted).

12.9         Remedies for Breach:   It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements in this Article 12, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Agreement would otherwise be entitled. In addition, it is acknowledged that each Vendor will suffer significant damages should the registration statement not become effective within 180 days following the Closing Date and that the measurement of such damages is difficult. Accordingly, the parties agree that if the registration statement is not effective 180 days after the Closing Date, the Purchaser shall deliver as liquidated damages to each Vendor in respect of each 30 days or part thereof by which the effective date of the registration statement follows 180 days after the Closing Date a number of fully paid and non-assessable shares of the Purchaser equal to 10% of the shares issuable to such Vendor under Article 3 hereof. Notwithstanding anything elsewhere contained in this Section 12.9 and provided the Purchaser has complied with its obligations under Section 12.2(a), no additional shares, compensation or damages shall be issuable or payable under this Section 12.9 to any Vendor after the product of the Average Trading Price (as defined in Section 3.4 hereof) and the aggregate number of shares of the Purchaser issued under this Section 12.9 and Article 3 is equal to the aggregate acquisition cost (being the principal amount of debentures of Ecoval converted to shares) to such Vendor of the shares of Ecoval sold by such Vendor to the Purchaser under this Agreement.

ARTICLE 13

GENERAL

13.1         Public Notices:   All public notices to third parties and other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Vendor and the Purchaser and no Parties shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, except where required to do so by law or the applicable regulations or policies of any provincial or Canadian or other regulatory agency of competent jurisdiction in circumstances where prior consultation with the other Party is not practicable.

13.2         Notices:   Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given, if delivered or sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

         (a)          In the case of Notice to the Vendor at the address or facsimile number set out in Schedule "A"; and

          (b)       In the case of a Notice to the Purchaser at:

                    CVF TECHNOLOGIES CORPORATION
                    916 Center Street
                    Lewiston, New York
                    14092, U.S.A.
                    Attention: Jeffrey Dreben
                    Fax: (704) 944-3101

                    With a copy to:

                    John J. Zak
                    Hodgson Russ LLP LLP
                    1800 One M&T Plaza
                    Buffalo, NY 14203
                    Fax: (716) 849-0349

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this Section. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth (5th) Business Day following the date of its mailing. Any Notice transmitted by facsimile or other form of a recorded communication shall be deemed given and received on the first (1st) Business Day after its transmission.

13.3         Assignment:   Except as provided in Article 12 hereof, neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

13.4         Further Assurances:   The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

13.5         Counterparts:   This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.6         Facsimile:   All signatures of the Parties to and pursuant to this Agreement may be transmitted by facsimile and each such facsimile shall for all purposes be deemed to be the original signature of the Person whose signature it reproduces and shall be binding upon that Person and on the Party on whose behalf that Person signed.

13.7          Schedules: The following schedules attached hereto shall form a part of this Agreement:

                 Schedule             Heading
                   "A"                Vendors
                   "B"                Description of Treasury Shares

13.8         Language of Agreement:   The parties hereto confirm that it is their wish that this Agreement, as well as all other documents relating hereto, including notices, have been and shall be drawn up in English only. Les parties aux présentes confirment leur volonté que cette convention de même que tous les documents y compris tous avis, s’y rattachant soient redigés en anglais seulement.

        IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first written above.

                             CVF TECHNOLOGIES CORPORATION

                              By: /s/ Jeffrey Dreben
                                  --------------------------
                                  Jeffrey Dreben - President

SCHEDULE "A"

VENDORS
Name & Address of Vendor              Signature and Date         Number of Ecoval
                                                                   Common Shares
Environmental Research and
Development Capital
Corporation
1 Toronto Street, Suite 806,                                          997,050
Box 19
Toronto, Ontario
M5C 2V6
Attention:  Derrick Rolfe
Telephone:  (416) 777-0530
Fax:  (416) 368-0430
E-Mail:  ERD@WEB.NET
         -----------

Capital CDPQ Inc.                                                     249,250
1981 Avenue McGill College
Montreal, Quebec
H3A 3C7
Attention:   Vincent Cerone
Telephone:  (514) 847-5493
Fax:  (514) 847-5978

Societe Innovatech du Grand
Montreal
2020 University, Suite 1507
Montreal, Quebec
H3A 2A5                                                               193,350
Attention:  Alain Bouchard
Telephone:  (514) 864-2929
Cell:  (514) 570-9013
Fax:  (514) 864-4220

Fonds de solidarite des
travailleurs du Quebec
(F.T.Q.)
8717, rue Berri
Montreal, Quebec
H2M 2T9                                                               736,650

Societe en Commandite Fonds
D'Investissement en
Environnement
Envirocapital                                                         260,400
3690, rue de la Montagne
Montreal, Quebec
H3G 2A8

Environmental Private Equity
Fund II  L.P.
The Sears Tower
283 S. Wacker Drive, Ste.
9600
Chicago, Illinois
U.S.A. 60606
Attention:  Allen Cohen                                               333,950
Telephone:  (312) 258-1400
Fax:  (312) 258-0334

SCHEDULE "B"

DESCRIPTION OF TREASURY SHARES

Common Stock of CVF Technologies Corporation par value $0.01 per share.